EXHIBIT 4.3
No. ________
                                  _____ Rights

                           VOID AFTER _________, 2001

                          WAVERIDER COMMUNICATIONS INC.

                         SUBSCRIPTION RIGHTS CERTIFICATE

This Subscription Rights Certificate (the "Rights Certificate") certifies that FOR VALUE RECEIVED __________ or registered assigns (the "Registered Holder") is the owner of the number of Non-transferable Subscription Rights (the "Rights") set forth above, each one (1) Right entitling the owner thereof to purchase from WaveRider Communications Inc., a Nevada corporation (the "Company") at any time prior to _________, 2001 (the "Expiration Date"), at the office of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209 or its successors as Rights Agent (the "Rights Agent"), one (1) unit (a "Unit"), each consisting of one (1) fully paid and non-assessable share of the Company's common stock, par value $.001 per share (the "Common Stock") and one (1) fully paid and non-assessable Redeemable Common Stock Purchase Warrant (the "Warrant") of the Company, at a purchase price of $__ (U.S.) per Unit (the "Purchase Price") upon presentation of this Rights Certificate with the form of election on the reverse side hereof properly completed and duly executed with signatures guaranteed, if necessary, accompanied by payment in full of the Purchase Price in U.S. dollars for the Units subscribed in U.S. dollars by check, bank check, money order or other negotiable instrument, and any other required documents to be received by the Rights Agent. The Registered Holder may also subscribe for additional Units pursuant to the over-subscription right described below, by completing the separate over-subscription form and presenting it to the Rights Agent along with payment of the purchase price for the over-subscribed Units as therein provided.

         If Rights represented by this Rights Certificate are exercised with respect to fewer than all Units purchased, a certificate representing Rights to purchase the remaining number of Units will be issued if additional exercises are feasible.

         If the Registered Holder has exercised its basic subscription right in full, he or she may also subscribe for additional Units. If there are insufficient Units to fill all basic subscriptions, the Units that are available will be allocated to the Registered Holders on a pro rata basis in proportion to the total number of basic subscription rights exercised by each Registered Holder. If all basic subscriptions have been filled but there are insufficient Units to fill all over-subscriptions, the Units available to fill over-subscriptions will be allocated to the Registered Holders who have oversubscribed on a pro rata basis in proportion to the amount of each Registered Holder's over-subscription.

         No fractional Units will be issued by the Company. A Rights Certificate may not be divided in such a manner as would permit the Registered Holder to subscribe for a greater number of Units than the number for which they would be entitled to subscribe under the original Rights Certificate.

         This Rights Certificate, and the Rights represented hereby, are subject to all of the terms, conditions and provisions of the Subscription Rights Agreement, which terms, conditions and provisions are hereby incorporated by reference and made a part hereof and to which Subscription Rights Agreement reference is hereby made to a full description of the rights, obligations, duties and indemnities hereunder of the Company and the holders of the Rights Certificates. Copies of the Subscription Rights Agreement are available without charge upon written request to the Company or Rights Agent.

         Prior to the exercise of any Rights represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company by virtue of such holder's ownership of any Rights, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Subscription Rights Agreement, by virtue of being a Registered Holder of Rights.

         This Rights Certificate shall not be valid or obligatory until it shall have been countersigned by the Rights Agent.

                                   [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed, manually or by facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                   WAVERIDER COMMUNICATIONS INC.

Dated: __________, 2001                 By: /s/ D. Bruce Sinclair
                                            ---------------------
                                            D. Bruce Sinclair
                                            President and CEO

                                        By: /s/ T. Scott Worthington
                                            ------------------------
[seal]                                      T. Scott Worthington
                                            Chief Financial Officer



Countersigned and Registered:

Corporate Stock Transfer, Inc.,
Rights Agent

By: ______________________
         Authorized Officer

                FORM OF ELECTION TO EXERCISE SUBSCRIPTION RIGHTS
      (to be executed if holder desires to exercise the Rights Certificate)

                Please Print All Information Clearly And Legibly.

To WaveRider Communications Inc.:

Basic Subscription Right

         The undersigned hereby elects to exercise Rights represented by this Rights Certificate and irrevocably subscribes to purchase ________ Units pursuant to the basic subscription Right described in the prosepctus. Each Unit shall consist of one share of Common Stock and one Redeemable Common Stock Purchase Warrant of WaveRider Communications Inc.

I exercise __________________ Units x $___ (U.S.) =  $__________________ (U.S.)
              (no. of Units)                           (amount enclosed)

Over-Subscription Right
(available only if you exercise the basic subscription right in full)

         The undersigned hereby elects to irrevocably subscribe to purchase __________ additional Units pursuant to the over-subscription Right described in the prospectus. Each Unit shall consist of one share of Common Stock and one Redeemable Common Stock Purchase Warrant of WaveRider Communications Inc.

I exercise __________________ Units x $__ (U.S.) =  $__________________ (U.S.)
              (no. of Units)                            (amount enclosed)

Total Subscription = ____________ Units x $___ (U.S.) = $_______________(U.S.)
                           (no. of Units)                 (amount enclosed)



-------------------                                  ---------------------------
Social Security                                      Name
Number
                                                     ---------------------------
                                                     Mailing Address

Dated: __________, 2001

                                                     ---------------------------
                                                     Signature(s)

                            Guarantee Of Signature(s)

         All Registered Holders who ask to have shares delivered to an address other than their own or to a stockholder other than the Registered Holder must have their signatures guaranteed by an Eligible Institutions. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature: ______________________      Name of Firm: ________________

Name:  __________________________________         Address:  ____________________

Title:  ___________________________________       Area Code and Telephone: _____

You must have your signature guaranteed if you wish to have your shares delivered to an address other than your own or to a stockholder other than the registered holder.

The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this rights certificate.

This form of election must be accompanied by check, bank check, or money order in U.S. dollars payable to "Corporate Stock Transfer, Inc. Subscription Agent - WaveRider Communications Inc.," for the number of units subscribed multiplied by $__ (U.S.) (purchase price per unit).

If you have questions on the use of WaveRider Communications Inc. rights certificates please contact our information agent, Innistree M&A, Inc. at _____________, our Chief Financial Officer, T. Scott Worthington, at (416) 502-3200, or our dealer-manager, Gruntal & Co., L.L.C., at _________; or your bank or broker with questions.